                                                   Registration No. 033-________

      As filed with the Securities and Exchange Commission on May 21, 1998
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ____________________

                             ST. PAUL BANCORP, INC.
               (Exact name of issuer as specified in its charter)

              DELAWARE                            36-3504665
      (State of Incorporation)        (I.R.S. Employer Identification No.)

                             6700 WEST NORTH AVENUE
                            CHICAGO, ILLINOIS 60707
          (Address of principal executive offices, including zip code)

                             ST. PAUL BANCORP, INC.
                        1995 INCENTIVE PLAN, AS AMENDED
                            (Full title of the plan)
                              ____________________

                           CLIFFORD M. SLADNICK, ESQ.
                             SENIOR VICE PRESIDENT,
                              GENERAL COUNSEL AND
                              CORPORATE SECRETARY
                             ST. PAUL BANCORP, INC.
                             6700 WEST NORTH AVENUE
                            CHICAGO, ILLINOIS 60707
                    (Name and address of agent for service)

                                 (773) 804-2282
         (Telephone number, including area code, of agent for service)
                              ____________________



                              CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
                                                                  Proposed maximum
Title of securities   Amount to be       Proposed maximum        aggregate offering     Amount of
  to be registered     registered   offering price per share(1)       price(1)       registration fee
--------------------  ------------  ---------------------------  ------------------  ----------------
Common Stock, par      1,500,000             $24.3125                $36,468,750          $10,758
value $.01 per
share
-----------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 as of May 19, 1998 solely for the purpose of calculating the registration fee.

================================================================================

     Pursuant to General Instruction E of Form S-8, the contents of St. Paul Bancorp, Inc.'s Registration Statement on Form S-8 (Reg. No. 033-60609), as filed with the Securities and Exchange Commission on June 27, 1995 and relating to shares of St. Paul Bancorp, Inc. common stock offered pursuant to the St. Paul Bancorp, Inc. 1995 Incentive Plan (the "Plan"), is incorporated by reference herein. This Registration Statement on Form S-8 is filed for the purpose of registering additional shares of St. Paul Bancorp, Inc. common stock to be offered pursuant to the Plan, as amended.


Item 8. Exhibits

Exhibit
Number         Description
-------        -----------

   5           Opinion of Counsel

  23           Consent of Ernst & Young LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 18th day of May, 1998.

                                         St. Paul Bancorp, Inc.



                                         By: /s/ JOSEPH C. SCULLY
                                             ---------------------------------
                                             Joseph C. Scully, Chairman
                                             and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Joseph
C. Scully, Patrick J. Agnew and Clifford M. Sladnick his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate such registration process, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 18th day of May, 1998, by the following persons in the capacities indicated.


PRINCIPAL EXECUTIVE OFFICER:


/s/ JOSEPH C. SCULLY           Director, Chairman of the Board and Chief
----------------------------   Executive Officer
Joseph C. Scully

PRINCIPAL FINANCIAL OFFICER:


/s/ ROBERT N. PARKE            Senior Vice President and Treasurer
----------------------------
Robert N. Parke

PRINCIPAL ACCOUNTING OFFICER:


/s/ PAUL J. DEVITT             First Vice President and Controller
----------------------------
Paul J. Devitt

AND BY A MAJORITY OF THE BOARD OF DIRECTORS:


          Name                                  Title
          ----                                  -----


/s/ PATRICK J. AGNEW           Director, President and Chief Operating Officer
----------------------------
Patrick J. Agnew


/s/ WILLIAM A. ANDERSON        Director
----------------------------
William A. Anderson


/s/ JOHN W. CROGHAN            Director
----------------------------
John W. Croghan


/s/ ALAN J. FREDIAN            Director
----------------------------
Alan J. Fredian


/s/ PAUL C. GEAREN             Director
----------------------------
Paul C. Gearen


/s/ KENNETH J. JAMES           Director
----------------------------
Kenneth J. James


/s/ JEAN C. MURRAY, O.P.       Director
----------------------------
Jean C. Murray, O.P.


/s/ JOHN J. VIERA              Director
----------------------------
John J. Viera

                                 EXHIBIT INDEX





EXHIBIT
NUMBER           DESCRIPTION
-------          -----------

   5         Opinion of Counsel

  23         Consent of Ernst & Young LLP